EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 128 to the Registration Statement of Eaton Vance Special Investment Trust (1933 Act File No. 002-27962) of my opinion dated January 28, 2013, which was filed as Exhibit (i) to Post-Effective Amendment No. 126.

/s/ Velvet R. Regan
Velvet R. Regan, Esq.

February 27, 2013

Boston, Massachusetts

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